Exhibit 99.1
COMMUNITY BANKERS ACQUISITION CORP.
9912 Georgetown Pike, Suite D-203
Great Falls, Virginia 22066
PROXY FOR AN ANNUAL MEETING OF STOCKHOLDERS
____________, 2008

Your vote is important. Please vote immediately.

☑ Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

		FOR	AGAINST	ABSTAIN
1.	Adopt the Agreement and Plan of Merger, dated as of September 5, 2007, by and among Community Bankers Acquisition Corp. and TransCommunity Financial Corporation (the “merger agreement”), and approve the transactions contemplated by the merger agreement, including the merger of TransCommunity Financial Corporation with and into Community Bankers Acquisition Corp.	☐	☐	☐

EXERCISE CONVERSION RIGHTS:
Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Community Bankers common stock issued in its initial public offering, you may exercise your conversion rights and demand that Community Bankers convert your shares of common stock into cash equal to a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box. If you exercise your conversion rights, then you will be exchanging your shares of Community Bankers common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the closing of the merger. In addition, you will need to either tender, or if you hold your shares of Community Bankers common stock in “street name,” cause your broker to tender, your stock certificates representing shares of Community Bankers common stock or deliver your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, to Community Bankers’ transfer agent. This delivery process can be accomplished, whether you are a record holder or your shares are held in “street name,” within a day, by simply contacting the transfer agent or your broker and requesting delivery of your shares through the DWAC System.	☐

		FOR	AGAINST	ABSTAIN
2.	Adopt an amendment to the certificate of incorporation of Community Bankers, effective upon consummation of the merger, to revise Section F of Article SIXTH to reset the terms of the classes of Community Bankers’ directors.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Adopt an amendment to the certificate of incorporation of Community Bankers, effective upon consummation of the merger, to revise Article FIRST of Community Bankers’ certificate of incorporation to change the name of the corporation from Community Bankers Acquisition Corp. to Community Bankers Trust Corporation.	☐	☐	☐

		FOR	WITHHOLD
4.	Election of Directors
	Chris A. Bagley	☐	☐
	Keith Walz	☐	☐

		FOR	AGAINST	ABSTAIN
5.	Ratify the appointment of Miller, Ellin & Company LLP as Community Bankers’ independent public accountants for the fiscal year ending December 31, 2007	☐	☐	☐

		FOR	AGAINST	ABSTAIN
6.	Authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals	☐	☐	☐

     The proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.
     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign.
     Please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.
MARK HERE FOR ADDRESS CHANGE ☐
AND NOTE NEW ADDRESS AT RIGHT:
     Your signature is required if you are using this proxy card to vote your shares. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. If you attend the Annual Meeting in person and decide to vote by ballot, such vote will supersede this proxy.

Date:	, 2008

Name of Stockholder		Signature of Stockholder

Date:	, 2008

Name of Stockholder (if held jointly)		Signature of Stockholder (if held jointly)

This proxy is solicited on behalf of the board of directors for the annual meeting on                     , 2008
     The undersigned hereby appoints                      and                     , and each or any of them, as proxies, each with the powers to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all of the shares of common stock of Community Bankers Acquisition Corp. (“Community Bankers”), held of record by the undersigned at the close of business on                     , 2008, at the annual meeting of stockholders to be held at                                          located at                                    , at                     .m. Eastern Standard time on                     , 2008, and at any adjournment or postponement thereof (the “Annual Meeting”), matters that may properly come before the annual meeting, including the matters described in the proxy statement, and in accordance with the instructions given by the undersigned on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his or her discretion. The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of the Notice of Annual Meeting of Stockholders and the joint proxy statement/prospectus relating to the Annual Meeting.
     The shares represented by this proxy card (the “Shares”) shall be voted in accordance with the instructions given by the undersigned if the card is signed and returned. If this card is signed and returned without instructions, the Shares shall be voted in favor of all Proposals. Each of the proxies is authorized to vote the Shares in his or her discretion on any other matter that may properly come before the meeting. If the undersigned does not sign and return a proxy card or attend the Annual Meeting and vote by ballot, the Shares will not be voted.
     Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the secretary of Community Bankers at the meeting of the stockholder’s decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Community Bankers for receipt prior to the annual meeting.